Exhibit T3B.4

BYLAWS

OF

LFC, INC., a Delaware Corporation

ARTICLE I

Offices

LFC, Inc. (the “Company”) shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors of the Company (the “Board of Directors”) may from time to time determine.

ARTICLE II

Stockholders’ Meetings

2.1       Place of Meeting. All meetings of the stockholders of the Company (the “Stockholders”) shall be held at such place or places in or outside the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

2.2       Annual Meeting. The annual meeting of Stockholders of the Company shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

2.3       Special Meeting. Special meetings of Stockholders may be called at any time for any purpose or purposes by the Chairman of the Board of Directors, a majority of the Board of Directors, or the holder or holders of not less than 15% of all the shares of stock entitled to vote on the issue proposed to be considered at the meeting if such holder or holders sign, date and deliver to the Company’s Secretary, one or more written demands for the meeting describing the purpose of purposes for which it is to be held. Written notice of the time, place and specific purposes of such meeting shall be given by mail to each Stockholder entitled to vote thereat at the address of such Stockholder as it appears on the records of the Company, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these Bylaws.

2.4       Voting. At all meetings of Stockholder, each Stockholder entitled to vote on the record date, as determined under Article VI, Section 6.3 of these Bylaws or, if not so determined, as prescribed under the General Corporation Law of the State of Delaware (the “DGCL”) shall be entitled to one vote for each share of stock standing of record in the name of such Stockholder.

2.5       Quorum. At any meeting of Stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat (or a majority of the number of shares of stock entitled to vote as a class or series) present in person or by proxy, shall constitute a quorum and may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the DGCL, and provided further that once a quorum is established at a meeting as set forth hereunder, the quorum may not otherwise by eliminated during such meeting. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by the DGCL, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern.

2.6       List of Stockholders. At least ten (10) days before every meeting, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each Stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Company. Such list shall be open for examination by any

Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall represent conclusive evidence as to who are the Stockholders entitled to examine such list or the books of the Company or to vote in person or by proxy at such meeting.

2.7       Action Without Meeting. In accordance with the applicable provisions of the DGCL, any action required or permitted by law to be taken, or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if written consent, describing and setting forth the action taken, shall be signed by persons who hold a majority of the shares entitled to be voted with respect to such matter; such written consent to be evidenced by one or more written consents describing the action taken, signed by Stockholders entitled to take action without a meeting as above provided and delivered to the Company for inclusion in the minutes or filing with the corporate records.

An electronic transmission consenting to an action to be taken and transmitted by the Stockholder, or proxyholder, or by a person or persons authorized to act for the Stockholder, or proxyholder, shall be deemed to be written, signed and dated, provided that any such electronic transmission sets forth, or is delivered with, information from which the Company can determine (i) that the transmission was transmitted by the Stockholder, or proxyholder, or authorized person; and (ii) the date on which such Stockholder, or proxyholder, or authorized person sent such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which the consent was signed.

ARTICLE III

Board of Directors

3.1       Powers. The business and affairs of the Company shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the DGCL, subject to such limitations as may be provided by the Certificate of Incorporation or these Bylaws.

3.2       Election of Directors. Directors shall be elected as provided in the Certificate of Incorporation. Directors need not be Stockholders, nor need they be residents of the State of Delaware.

3.3       Compensation. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Company, including, but not limited to, fees for serving as members of the Board of Directors or any committee thereof and for attendance at meetings of the Board of Directors or any committee thereof, and may determine the amount of such fees and compensation. Directors shall in any event be paid their reasonable travel and other expenses for attendance at all meetings of the Board of Directors or committees thereof. Nothing herein contained shall be construed to preclude any director form serving the Company in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors or any committee thereof.

3.4       Meetings and Quorum. Meetings of the Board of Directors may be held either in or outside of the State of Delaware. A quorum shall be a majority of the Board of Directors.

Meetings other than regular meetings may be called at any time by the Chief Executive Officer or the Chairman of the Board of Directors and must be called by the Chief Executive Officer upon the request of a majority or more of the members of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer on five days’ notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his or her residence or business address at least five days before the meeting or by delivering the same to him personally or by telephone, telegraph, telecopier or electronic mail at least two days before the meeting unless, in case of exigency, the Chairman of the Board of Directors or the President shall prescribe a shorter notice to be given personally. Notice by mail shall be deemed to be given at the earlier of (a) receipt thereof, or (b) five days after it is deposited in the United States mail with first-class postage affixed thereon. Notice given by telegraph, telecopier or electronic mail shall be deemed to be given as of the date and time of telegraph, telecopier or electronic mail confirmation of receipt is received. Telephonic notice shall be deemed given at such a time as such notice is actually provided to the director.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the DGCL, the Certificate of Incorporation, the Bylaws or by the order of the Board of Directors.

3.5       Committees. The Board of Directors may provide for committees of two or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairman thereof. The Board of Directors may at any time change the membership of any committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of such committee or dissolve it.

Each committee may determine its rules of procedure and the notice to be given of its meetings (although in the absence of any special notice procedure, the notice provisions of Section 3.4 hereof shall govern), and it may appoint such other committees and assistants as it shall from time to time deem necessary. A majority of the members of the each committee shall constitute a quorum.

3.6       Conference Telephone Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone call or other similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.7       Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, or such committee, as the case may be, and filed with the Secretary.

ARTICLE IV

Officers

4.1       Titles and Election. The officers of the Company shall be the Chief Executive Officer, President, and the Secretary, each of whom shall initially be elected as soon as convenient by the Board of Directors. The officers of the Company shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Company. Any officer elected or appointed by the Board of Directors may be removed at any time, with our without cause, by the affirmative vote of a majority of the Sitting Board of Directors. Any person may hold more than one office if the duties can be adequately performed by the same person and to the extent permitted by the DGCL.

The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board of Directors, one or more Senior or Executive Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his or her earlier death, resignation, retirement, removal or other termination of employment, and shall have authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or in case of officers other than the Chairman of the Board of Directors, if not prescribed or determined by the

Board of Directors, the Chief Executive Officer or the then senior executive officer may prescribe or determine. The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of his or her duties in such form and with such sureties as the Board of Directors may require.

4.2       Duties. Subject to such limitations and other conditions as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a)          Chairman of the Board. The Chairman of the Board, if one is elected, shall be a director and, when present, shall preside at all meetings of the Stockholders and of the Board of Directors.

(b)          Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to the Chief Executive Officer’s office which may be required by law and all such other duties as are properly required of him by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall (subject to the presence of the Chairman of the Board of Directors, if they exist) preside at all meetings of the Stockholders and, if he is a director, of the Board of Directors.

(c)          President. The President shall exercise the powers and authority and perform all of the duties commonly incident to his or her office, shall report to the Chief Executive Officer and shall perform such other duties as the Board of Directors or Chief Executive Officer shall specify from time to time..

(d)          Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President. The Board of Directors may assign to any Vice President general supervision and charge over any territorial or functional division of the business and affairs of the Company. In the absence or disability of the Chief Executive Officer, President, the Executive Vice Presidents in order of seniority, or if none, the Senior Vice Presidents in order of seniority, or if none, the Vice Presidents in order of seniority, may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of President, except that if one or more Vice Presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of President.

(e)          Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of the Secretary’s absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Chief Executive Officer, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Company in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Secretary shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and attest to the same.

(f)          Treasurer. The Treasurer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Chief Financial Officer or the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Chief Financial Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the liquidity of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

(g)          Assistant Secretaries and Treasurers. Assistants to the Secretaries and Treasurers may be appointed by the Chief Executive Officer or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.

4.3.       Delegation of Authority. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the same shall be filled by the Board of Directors (or the President, in accordance with Paragraph 4.5 of these Bylaws, subject to control by the Board of Directors), and the officer so appointed shall hold office until such officer’s successor is elected or appointed in accordance with these Bylaws or until his earlier death, resignation or removal.

4.4       Compensation. Any officer or agent of the Company may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such officer’s successor or such officer’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

ARTICLE V

Resignations, Vacancies and Removals

5.1       Resignations. Any director or any officer may resign at any time by serving written notice of such resignation on the Board of Directors, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Board of Directors, the Chief Executive Officer, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

5.2        Officer Vacancies. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Company.

5.3        Officer Removals. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with our without cause, and may appoint a successor.

ARTICLE VI

Capital Stock

6.1       Certificates of Stock. Every Stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Company in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chief Executive Officer, the President or a Vice President, unless some other person is thereunto specifically authorized as provided in Article IV, Section 4.2 of these Bylaws, and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of such signatures may be in facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.2       Transfer of Stock. Shares of the capital stock of the Company shall be transferable only upon the books of the Company upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Company has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

6.3       Record Dates. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to express consent to corporate action in writing without a meeting, or in order to make a determination of Stockholders for any other proper purposes, the Company’s stock transfer books shall not be closed, but a record date shall be set by the Board of Directors and, upon that date, the Company or its transfer agent shall take a record of the Stockholders without actually closing the stock transfer books. Such record date shall not be more than sixty (60) days, nor less than ten (10) days, prior to the date on which the particular action requiring such determination of Stockholders is to be taken.

If no such record date is fixed by the Board of Directors, the record date shall be that prescribed by the DGCL.

A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided however, that the Board of Directors may, in their discretion, fix a new record date for the adjourned meeting.

6.4       Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or the Executive Committee ( if one has been appointed), or by the Chief Executive Officer if the Board of Directors or the Executive Committee does not do so.

ARTICLE VII

Fiscal Year, Bank Deposits, Checks, Etc.

7.1	Fiscal Year. The fiscal year of the Company shall end on April 30th.

7.2       Bank Deposits, Checks, Etc. The funds of the Company shall be deposited in the name of the Company or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or by such officer or officers as the Board of Directors may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VIII

Books and Records

8.1       Place of Keeping Books. The books and records of the Company may be kept within or outside of the State of Delaware.

8.2       Examination of Books. Except as may otherwise by provided by the DGCL, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Company are to be open to the inspection of any Stockholder. No Stockholder shall have any right to inspect any account or book or document of the Company except as prescribed by law or authorized by express resolution of the Stockholders or of the Board of Directors.

ARTICLE IX

Notices

9.1       Requirements of Notice. Whenever notice is required to be given to any Stockholder by statute, the Certificate of Incorporation or these Bylaws, except as otherwise provided in Section 3.4 hereof, it shall not mean personal notice unless so specified, but such notice may be given in (i) writing by depositing the same in a post office, letter box or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Company, and such notice shall be deemed given at the time when the same shall be thus mailed, or (ii) by a form of electronic transmission consented to by the Stockholder to whom the notice is given, and such notice shall be deemed given if by facsimile telecommunications, when directed to a number at which the Stockholder has consented to receive notice; or if by electronic mail, when directed to an electronic mail address at which the Stockholders has consented to receive notice; or if by posting on an electronic network together with separate notice to the Stockholder of such specific posting; or if by any other form of electronic transmission, when directed to the Stockholder.

9.2       Waivers. Any Stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by law, the Certificate of Incorporation or these Bylaws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of Stockholder either in person or by proxy at any meeting of Stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by law, the Certificate of Incorporation or these Bylaws, unless such presence is solely for the purpose of objecting to the lack of notice and such objection is stated at the commencement of the meeting.

ARTICLE X

Seal

The corporate seal of the Company shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the word “SEAL” enclosed in parentheses or brackets. The corporate seal of the Company shall not be necessary to validate or authenticate any instrument duly executed by the Company or to render any such instrument enforceable against the Company.

ARTICLE XI

Powers of Attorney

The Board of Directors may authorize one or more of the officers of the Company to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Company, with or without the power of substitution.

In the absence of any action by the Board of Directors, any officer of the Company may execute, for and on behalf of the Company, waivers of notice of meetings of Stockholders and proxies, or may vote shares directly, for such meetings of any company in which the Company may hold voting securities.

ARTICLE XII

Amendments

12.1	Amendment or Repeal. Except as provided otherwise by the laws of the State of Delaware or the Certificate of Incorporation, these Bylaws may be amended or repealed either:
(a)

At any meeting of Stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article II of these Bylaws; provided that the notice of such meeting of Stockholders or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal; or

(b)

At any meeting of the Board of Directors by a majority vote of the directors then in office, except for the provisions authorizing actions by more than a majority of the directors in which case such provision may be amended or repealed by such number of directors as are required at act pursuant to such provision.

12.2        Stockholder Proposals. Any Stockholder who intends to propose that any provision of these Bylaws be amended by action of the Stockholders shall notify the Secretary of the Company in writing of the amendment or amendments which such Stockholder intends to propose not later than one hundred eighty (180) days prior to a request by such Stockholder to call a special meeting for such purpose or, if such proposal is intended to be made at an annual meeting of Stockholders, not later than the latest date permitted fro submission of Stockholder proposals by Rule 14a-8 under the Securities Exchange Act of 1934. Such notice to the Secretary shall include the text of the proposed amendment or amendments and a brief statement of the reason or reasons why such Stockholder intends to make such proposal.

Adopted February 13, 2009